EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-170692) pertaining to the 2009 Equity Incentive Plan of Retail Opportunity Investments Corp.,

(2)Post-Effective Amendment No. 1 to Form S-1/MEF on Registration Statement (Form S-3 No. 333-146777), and in the related Prospectus, of Retail Opportunity Investments Corp,

(3)Registration Statement (Form S-3 No. 333-198974), and the related Prospectus, of Retail Opportunity Investments Corp.,

(4)Registration Statement (Form S-3 ASR No. 333-210413), and the related Prospectus, of Retail Opportunity Investments Corp.,

(5)Registration Statement (Form S-3 ASR No. 333-231088), and the related Prospectus, of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP, and

(6)Registration Statement (Form S-8 No. 333-229053) pertaining to the 2009 Equity Incentive Plan and Amended and Restated 2009 Equity Incentive Plan

of our reports dated February 19, 2020, with respect to the consolidated financial statements and schedule of Retail Opportunity Investments Corp. and the effectiveness of internal control over financial reporting of Retail Opportunity Investments Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
San Diego, California
February 19, 2020